Exhibit 99.2

Seagate Technology plc Fiscal Fourth Quarter and Year-End 2013 Financial Results

Supplemental Commentary

July 24, 2013

The information in this written commentary is being provided to the investment community concurrently with our press release. Please note that these remarks will not be read during the earnings conference call. The live call will consist of opening comments from Steve Luczo, Chairman, President and CEO, followed by a Q&A session with the executive management team.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending September 27, 2013 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this document and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 8, 2012, which statements are incorporated into this document by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Revenue, Non-GAAP Gross Margin and Earnings per Diluted Share

Seagate achieved fourth quarter revenue of $3.4 billion. Non-GAAP gross margin as a percentage of revenue improved by 40 basis points sequentially to 28.0%, and non-GAAP earnings per diluted share were $1.20.

Seagate achieved sales in excess of $14 billion for the second time in its history in fiscal 2013, as revenue for the period came in at $14.4 billion.  Non-GAAP gross margin as a percentage of revenue was 28.0% and within the company’s long term target range. Non-GAAP earnings per diluted share for the year were $5.31.

Operating Results and Selected Balance Sheet Items

Seagate’s quarterly operating expenses were $464 million on a Non-GAAP basis. Seagate continues to focus its investments in mobile, cloud, and open source computing as storage and IT infrastructure continue to evolve.

Inventory at the end of the June quarter was $854 million, up approximately 3%, sequentially. Fiscal fourth quarter Days Sales Outstanding was 44, up from 40 days in the previous quarter driven by OEM mix.

Amortization of Acquisition Related Intangibles

As a result of the acquisition of Samsung’s HDD business and LaCie, Seagate recognized a non-cash $37 million expense for amortization of acquisition-related intangibles in the June quarter, with approximately $17 million recorded in Cost of Revenue and $20 million in Amortization of Intangibles.

Cash Flow Highlights

For the June quarter, the company generated $394 million in operating cash flow. Seagate repurchased one million ordinary shares for approximately $42 million, and distributed $137 million in dividends.  Cash, Cash Equivalents, Restricted Cash, and Short-Term Investments totaled $2.3 billion at the end of the June 2013 quarter.

For the fiscal year, the company generated approximately $3.0 billion of operating cash flow, redeemed 54 million ordinary shares for approximately $1.7 billion and paid $518 million in dividends. In total, Seagate returned more than 71% of its operating cash flow and over 96% of its free cash flow to shareholders.

As of the end of the June quarter, Seagate had approximately 359 million ordinary shares outstanding and the daily weighted average dilutive share count for the June quarter was 371 million.

CapEx

Seagate continued to run its business with a maintenance level of capital. The company’s capital expenditures for the fiscal year were at the lower end of its forecasted range, totaling $786 million or 5% of revenue, of which approximately $172 million was related to improvements of its global R&D facilities.

Debt Profile

In the June quarter, Seagate improved its debt profile, making a cash tender offer to repurchase the outstanding 7.75% Senior Notes due 2018 and 6.80% Senior Notes due 2016. Seagate received tenders for approximately $435 million of the 2018 Notes and $265 million of the 2016 Notes. The company also issued $1.0 billion of Senior Notes due 2023, priced at 4.75%.

Also of note in fiscal 2013, Seagate retired its 10% Senior Notes. As a result of the new tranche, tenders, and open market purchases, Seagate reduced the carrying value of its debt by approximately $90 million and will save $40 million per year in interest expense.

Disk Drive Market Commentary

All references to addressable markets in this document reflect the Company’s best estimates of industry hard drive product shipments based on external reporting sources. (1 exabyte = approximately 1 billion gigabytes)

Seagate continued to deliver a broad portfolio of products by shipping 53.9M units. For the fiscal year, Seagate shipped 225.7M units.

Unit shipments for the June quarter were 53.9 million. Capacity mix continued to improve as average capacity per drive rose to 855 gigabytes from 842 gigabytes on a sequential basis. For the quarter, the industry shipped an estimated 107 exabytes. For the fiscal year, Seagate’s exabyte growth outpaced unit growth as exabytes shipped increased 23%, while total unit shipments grew by less than 1%.

Enterprise class shipments grew on a sequential basis by 9% to 8.2 million units. These results include 3.7 million hard drives for mission critical applications and 4.5 million hard drives for nearline storage applications. For fiscal 2013, Seagate 14.3M mission critical drives and 15.1 million for nearline applications, bringing total enterprise class shipments to 29.4 million.

Total client compute shipments in the June quarter were 34.7 million disk drives, including 18.6 million desktop hard drives and 16.1 million mobile units. For the full fiscal year, Seagate shipped 80.5 million desktop drives and 70.7 million mobile units.

Non-compute shipments in the June quarter totaled 10.9 million, including 6.1 million consumer electronics (“CE”) hard drives and 4.8 million Seagate branded hard drives. For the fiscal year, Seagate shipped 45.1 million units, of which 23.3 million were CE and 21.8 million were branded.

Products and Technology Developments

Seagate remains committed to rounding out its portfolio in all storage technologies. The company continues to be an industry leader through its disk, hybrid, and solid state offerings.

•                 In May, Seagate unveiled the storage industry’s broadest product portfolio, launching its first client SSD and next-generation enterprise SSDs. The Seagate 600 SSD, Seagate 600 Pro SSD, and the Seagate 1200 SSD are engineered to deliver ultra-fast speed and high data integrity. Seagate also announced the new Seagate X8 Accelerator, a storage class memory PCIe card powered by Virident.

•                  The first 3.5” 4TB drive engineered for use in video applications such as digital video recorders was launched by Seagate in May. Purpose-built for video solutions, the Video 3.5 HDD can store up to 480 hours of high-definition content.

•                  In June, Seagate launched a cutting-edge drive custom-built for always-on NAS HDD. Featuring up to 4TB of storage the drive now enables NAS systems, such as those utilized in homes and small to midsize businesses (SMB), to provide up to 20TB of data in a five-bay NAS array.

•                  Seagate recently announced its Terascale HDD, a 4TB enterprise class SATA HDD that is optimized for emerging cloud infrastructures and large scale data centers.  The Terascale’s power savings help minimize data center operating costs.